                                                                      Exhibit 10


               Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP

Hartford, Connecticut
October 1, 2001